Exhibit 99.1

National Vision Holdings, Inc. Reports First Quarter 2024 Financial Results

First Quarter 2024 Continuing Operations Highlights(1):
•Net revenue of $542.5 million, an increase of 4.2% from $520.8 million
•Comparable store sales growth of 1.4% and Adjusted Comparable Store Sales Growth of 0.4%
•Total Company Net income of $11.7 million
•Adjusted Operating Income of $35.8 million
•Diluted EPS of $0.16 and Adjusted Diluted EPS of $0.30
First Quarter 2024 Total Company Highlights(1):
•Net revenue of $560.9 million, a decrease of (0.3)% from $562.4 million
•Comparable store sales growth of 2.1% and Adjusted Comparable Store Sales Growth of (0.1)%
•Adjusted Operating Income of $35.0 million
•Diluted EPS of $0.15 and Adjusted Diluted EPS of $0.32
Company reaffirms fiscal 2024 outlook and increases whitespace opportunity to at least 2,500 stores

(1) On February 23, 2024, the Company completed the termination of the Walmart Management and Services Agreement and discontinued the former Legacy reportable segment. “Total Company” results include operations from the Company's former Legacy reportable segment as discontinued operations, while results on a continuing basis do not. Unless otherwise noted, results above correspond to the heading under which they appear.

Duluth, Ga. -- May 8, 2024 -- National Vision Holdings, Inc. (NASDAQ: EYE) (“National Vision” or the “Company”) today reported its financial results for the first quarter ended March 30, 2024.
“We delivered first quarter results in line with our expectations, reflecting a sequential improvement in the second half of the period. While weather and a slower start to the tax refund season at the beginning of the quarter adversely impacted sales, our teams remained focused on the areas of our business that we can control and continued to make progress on our strategic initiatives. We built upon the actions we put in place to improve doctor recruitment and retention, and we furthered our rollout of remote technology and electronic health records in our stores. Thanks to our team’s dedication and agility, we delivered increased revenues and profitability on a continuing basis despite operating in what remains a challenging macroeconomic environment. We are committed to continuing to build our foundation for growth to drive shareholder value,” said Reade Fahs, National Vision’s CEO.
During the first quarter of fiscal 2024, the Company ceased providing management services to Walmart stores. These services, which historically comprised the Company's former Legacy reportable segment, met the accounting requirements for presentation as discontinued operations. Accordingly, the condensed consolidated financial statements reflect the results of the former Legacy segment as a discontinued operation for all periods presented. Unless otherwise noted, amounts and disclosures below relate to the Company’s continuing operations.
This release includes certain Non-GAAP Financial Measures that are not recognized under generally accepted accounting principles (“GAAP”). Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP to GAAP Financial Measures” below for more information.

First Quarter 2024 Continuing Operations Summary
•Net revenue increased 4.2% to $542.5 million compared to the first quarter of 2023 and was primarily driven by growth from new store sales, higher revenue from the Company’s AC Lens business and the effect of unearned revenue compared with the prior-year period. Net revenue includes a 0.5% impact from the timing of unearned revenue in the current-year period compared with the prior-year period.

•Comparable store sales growth was 1.4% and Adjusted Comparable Store Sales Growth was 0.4%, primarily due to higher average ticket, partially offset by a decrease in customer transactions.
•The Company opened 14 new stores, and converted 20 Eyeglass World stores to America's Best stores, and ended the period with 1,201 stores. Overall, store count grew 6.5% from April 1, 2023 to March 30, 2024.
•Costs applicable to revenue increased 5.6% to $248.7 million compared to the first quarter of 2023. As a percentage of net revenue, compared to the first quarter of 2023, costs applicable to revenue increased 60 basis points to 45.8%, mainly due to lower eyeglass mix and an increase in optometrist-related costs, as well as other mix and margin effects. These costs were partially offset by increased exam revenue.
•Selling, general and administrative expenses (SG&A) increased 5.2% to $245.4 million compared with the first quarter of 2023. Adjusted SG&A increased 2.4% to $234.8 million compared with the first quarter of 2023. As a percentage of net revenue, SG&A increased 40 basis points to 45.2% compared with the first quarter of 2023, mainly due to litigation settlement and legal and professional expenses as well as other operating expenses, partially offset by decreases in performance-based incentive and stock-based compensation. As a percentage of net revenue, Adjusted SG&A decreased 70 basis points compared with the first quarter of 2023, driven by decreases in performance-based incentive compensation, partially offset by other operating expenses.
•Depreciation and amortization expense of $23.6 million increased 4.0% from the prior-year period, primarily due to new store openings and investments in remote medicine technology.
•Income from continuing operations, net of tax decreased to $12.2 million compared to $16.0 million in the first quarter of 2023. Income from continuing operations, net of tax margin decreased to 2.3% compared to 3.1% in the first quarter of 2023.
•Diluted earnings per share (EPS) decreased to $0.16 compared to $0.20 in the first quarter of 2023. Adjusted Diluted EPS increased to $0.30 compared to $0.27 in the first quarter of 2023. The net change in margin on unearned revenue benefited both Diluted EPS and Adjusted Diluted EPS by $0.02.
•Adjusted Operating Income increased 5.5% to $35.8 million compared with the first quarter of 2023. Adjusted Operating Margin increased 10 basis points to 6.6% compared with the first quarter of 2023. The net change in margin on unearned revenue benefited net income by $1.8 million and Adjusted Operating Income by $2.4 million.
Balance Sheet and Cash Flow Highlights as of March 30, 2024
•National Vision’s cash balance was $150.0 million as of March 30, 2024. The Company had no borrowings under its $300.0 million first lien revolving credit facility (“Revolving Loans”), exclusive of letters of credit of $6.4 million.
•Total debt was $458.9 million as of March 30, 2024, consisting of outstanding first lien term loans, 2.50% convertible senior notes due on May 15, 2025 (“2025 Notes”) and finance lease obligations, net of unamortized discounts.
•Cash flows from operating activities for the first quarter of 2024 were $24.0 million compared to $74.1 million for the first quarter of 2023.
•Capital expenditures for the first quarter of 2024 totaled $20.0 million compared to $27.7 million for the first quarter of 2023.

Termination of Walmart MSA
As previously announced on July 26, 2023, the Company’s Management and Services Agreement with Walmart Inc. (“Walmart MSA”) terminated as of February 23, 2024. This included supplying and operating Vision Centers in 225 Walmart stores, providing contact lens distribution and related services to Walmart and its affiliate, Sam's Club, and arranging for the provision of optometric services at certain Walmart locations in California. The Company has commenced the process of winding down its AC Lens operations, including the closing of its Ohio distribution center, and expects the AC Lens operations to be included in discontinued operations in the second quarter of 2024.
Increases Whitespace Opportunity
Based on independent research, the Company is raising its whitespace opportunity for its America’s Best brand by 350 stores, for a new total of at least 1,650 locations. The analysis assumes maintaining the whitespace opportunity for Eyeglass World of at least 850 locations. In total, the Company now believes its whitespace opportunity to be at least 2,500 stores.
Fiscal 2024 Outlook
National Vision's fiscal 2024 outlook reflects current expected or estimated impacts related to macroeconomic factors, including inflation, geopolitical instability and risks of recession, as well as constraints on exam capacity; however, the ultimate impact of these factors on the Company’s financial outlook remains uncertain with dynamic market conditions and the outlook shown below assumes no material deterioration to the Company’s current business operations as a result of such factors or as a result of the termination of the Walmart MSA.

The Company is reaffirming outlook for the 52 weeks ending December 28, 2024:

Total Company Fiscal 2024 Outlook
New Stores	65 - 70
Adjusted Comparable Store Sales Growth[1]	2.0% - 4.0%
Net Revenue	$1.965 - $2.005 billion
Adjusted Operating Income	$61 - $76 million
Adjusted Diluted EPS[2]	$0.50 - $0.65
Depreciation and Amortization[3]	$95 - $100 million
Interest[4]	$7 - $9 million
Tax Rate[5]	26% to 28%
Capital Expenditures	$110 - $115 million

1 Refer to the Reconciliation of Adjusted Comparable Stores Sales Growth to Total Comparable Store Sales Growth.
2 Assumes approximately 79 million shares, and does not include 9.7 million shares attributable to the 2025 Notes as the Company anticipates them to be anti-dilutive to earnings per share for fiscal year 2024.
3 Includes amortization of acquisition intangibles of approximately $1.6 million, which is excluded in the definition of Adjusted Operating Income.
4 Before the impact of gains or losses on change in fair value of derivatives and charges related to debt discounts and deferred financing costs.
5 Excluding the impact of vesting of restricted stock units and stock option exercises.
The fiscal 2024 outlook information provided above includes Adjusted Operating Income and Adjusted Diluted EPS guidance, which are non-GAAP financial measures management uses in measuring performance. The Company is not able to reconcile these forward-looking non-GAAP measures to comparable GAAP measures without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including taxes and non-recurring items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.
The fiscal 2024 outlook is forward-looking, subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, the Company’s results may not fall within the ranges contained in its fiscal 2024 outlook. The Company uses these forward-looking measures internally to assess and benchmark its results and strategic plans. See “Forward-Looking Statements” below.

Conference Call Details
The Company will host a conference call to discuss the first quarter 2024 financial results and fiscal-year 2024 guidance today, May 8, 2024, at 8:30 a.m. Eastern Time. To pre-register for the conference call and obtain a dial-in number and passcode please refer to the “Investors” section of the Company’s website at www.nationalvision.com/investors. A live audio webcast of the conference call will be available on the “Investors” section of the Company’s website at www.nationalvision.com/investors, where presentation materials will be posted prior to the conference call. A replay of the audio webcast will also be archived on the “Investors” section of the Company’s website.

About National Vision Holdings, Inc.
National Vision Holdings, Inc. (NASDAQ: EYE) is one of the largest optical retail companies in the United States with more than 1,200 stores in 38 states and Puerto Rico. With a mission of helping people by making quality eye care and eyewear more affordable and accessible, the company operates four retail brands: America’s Best Contacts & Eyeglasses, Eyeglass World, and Vista Opticals inside select Fred Meyer stores and on select military bases, and e-commerce websites, offering a variety of products and services for customers’ eye care needs. For more information, please visit www.nationalvision.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements contained under “Fiscal 2024 Outlook,” as well as other statements related to our current beliefs and expectations regarding the performance of our industry, the Company’s strategic direction, market position, prospects including remote medicine and optometrist recruiting and retention initiatives, and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Forward-looking statements are not guarantees and are subject to various risks and uncertainties, which may cause actual results to differ materially from those implied in forward-looking statements. Such factors include, but are not limited to, the termination of our partnership with Walmart, including the transition period and other wind down activities, will have an impact on our business, revenues, profitability and cash flows, which impact could be material; market volatility, an overall decline in the health of the economy and other factors impacting consumer spending, including inflation, uncertainty in financial markets, recessionary conditions, escalated interest rates, the timing and issuance of tax refunds, governmental instability, war and natural disasters, may affect consumer purchases, which could reduce demand for our products and materially harm our sales, profitability and financial condition; failure to recruit and retain vision care professionals for in-store roles or to provide remote care offerings could adversely affect our business, financial condition and results of operations; the optical retail industry is highly competitive, and if we do not compete successfully, our business may be adversely impacted; if we fail to open and operate new stores in a timely and cost-effective manner or fail to successfully enter new markets, our financial performance could be materially and adversely affected; if the performance of our Host brands declines or we are unable to maintain or extend our operating relationships with our Host partners, our business, profitability and cash flows may be adversely affected and we may be required to incur impairment charges; we are a low-cost provider and our business model relies on the low-cost of inputs and factors such as wage rate increases, inflation, cost increases, increases in the price of raw materials and energy prices could have a material adverse effect on our business, financial condition and results of operations; we require significant capital to fund our expanding business, including updating our Enterprise Resource Planning (“ERP”), and other technological, systems and capabilities; our growth strategy could strain our existing resources and cause the performance of our existing stores to suffer; our success depends upon our marketing, advertising and promotional efforts and if we are unable to implement them successfully or efficiently, or if our competitors are more effective than we are, we may experience a material adverse effect on our business, financial condition and results of operations; we are subject to risks associated with leasing substantial amounts of space, including future increases in occupancy costs; certain technological advances, greater availability of, or increased consumer preferences for, vision correction alternatives to prescription eyeglasses or contact lenses, or future drug development for the correction of vision-related problems may reduce the demand for our products and adversely impact our business and profitability; if we fail to retain our existing senior management team or attract qualified new personnel such failure could have a material adverse effect on our business, financial condition and results of operations; our profitability and cash flows may be negatively affected if we are not successful in managing our inventory balances and inventory shrinkage; our operating results and inventory levels fluctuate on a seasonal basis; our e-commerce and omni-channel business faces distinct risks, and our failure to successfully manage those risks could have a negative impact on our profitability; we depend on our distribution centers and/or optical laboratories; we may incur losses arising from our investments in technological innovators in the optical retail industry, including artificial intelligence, which would negatively affect our financial results; ESG issues, including those related to climate change, could have a material adverse effect on our business, financial condition and results of operations; changing climate and weather patterns leading to severe weather and disasters may cause significant business interruptions and expenditures; future operational success depends on our ability to develop, maintain and extend relationships with managed vision care companies, vision insurance providers and other third-party payors; we face risks associated with vendors from whom our products are sourced and are dependent on a limited number of suppliers; we rely heavily on our information technology systems, as well as those of our vendors, for our business to effectively operate and to safeguard confidential information; any significant failure, inadequacy, interruption or security breach could adversely affect our business, financial condition and operations; we rely on third-party coverage and reimbursement, including government programs, for an increasing portion of our revenues, the future reduction of which could adversely affect our results of operations; we are subject to extensive state, local and federal vision care and healthcare laws and regulations and failure to adhere to such laws and regulations would adversely affect our business; we are subject to managed vision care laws and regulations; we are subject to rapidly changing and increasingly stringent laws, regulations, contractual obligations, and industry standards relating to privacy, data security and data protection which could subject us to liabilities that adversely affect our business, operations and financial performance; we could be adversely affected by product liability, product recall or personal injury issues; failure to comply with laws, regulations and enforcement activities or changes in statutory, regulatory, accounting and other legal requirements could potentially impact our operating and financial results; adverse judgments or settlements resulting from legal proceedings relating to our business operations could materially adversely affect our business, financial condition and results of operations; we may not be able to adequately protect our intellectual property, which could harm the value of our brand and adversely affect our business; we have a significant amount of indebtedness which could adversely affect our business and financial position, including limiting our business flexibility and preventing us from meeting our debt obligations; a change in interest rates may adversely affect our business; our credit agreement contains restrictions that limit our flexibility in operating our business; conversion of the 2025 Notes could dilute the ownership interest of existing stockholders or may otherwise depress the price of our common stock; and risks related to owning our common stock, including our ability to comply with requirements to design and implement and maintain effective internal controls. Additional information about these and other factors that could cause National Vision’s results to differ materially from those described in the forward-looking statements can be found in filings by National Vision with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “EBITDA,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Diluted EPS,” “Adjusted Comparable Stores Sales Growth,” “Adjusted SG&A,” “Adjusted SG&A Percent of Net Revenue,” and “Total Company Net Revenue.” We believe EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue and Total Company Net Revenue assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.
To supplement the Company’s comparable store sales growth presented in accordance with GAAP, the Company provides “Adjusted Comparable Store Sales Growth,” which is a non-GAAP financial measure we believe is useful because it provides timely and accurate information relating to the two core metrics of retail sales: number of transactions and value of transactions. Management uses Adjusted Comparable Store Sales Growth as the basis for key operating decisions, such as allocation of advertising to particular markets and implementation of special marketing programs. Accordingly, we believe that Adjusted Comparable Store Sales Growth provides timely and accurate information relating to the operational health and overall performance of each brand. We also believe that, for the same reasons, investors find our calculation of Adjusted Comparable Store Sales Growth to be meaningful.
EBITDA: We define EBITDA as net income, plus interest expense (income), net, income tax provision (benefit), and depreciation and amortization. When presenting EBITDA from continuing operations, we use the same definition as EBITDA and also exclude income (loss) from discontinued operations, net of tax.
Adjusted Operating Income: We define Adjusted Operating Income as net income, plus interest expense (income), net and income tax provision (benefit), further adjusted to exclude stock-based compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, Enterprise Resource Planning (“ERP”) implementation expenses and certain other expenses. When presenting Adjusted Operating Income from continuing operations, we use the same definition for Adjusted Operating Income, and also exclude income (loss) from discontinued operations, net of tax. We define Adjusted Operating Income from discontinued operations as income (loss) from discontinued operations, net of tax, plus income tax provision (benefit), further adjusted to exclude stock-based compensation expense, asset impairment, amortization of acquisition intangibles, and certain other expenses.
Adjusted Operating Margin: We define Adjusted Operating Margin as Adjusted Operating Income as a percentage of Total Company Net Revenue when presenting total company Adjusted Operating Margin, total net revenue when presenting Adjusted Operating Margin from continuing operations, or total net revenue from discontinued operations when presenting Adjusted Operating Margin from discontinued operations
Adjusted EBITDA: We define Adjusted EBITDA as net income, plus interest expense (income), net, income tax provision (benefit) and depreciation and amortization, further adjusted to exclude stock-based compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, ERP implementation expenses and certain other expenses. When presenting Adjusted EBITDA from continuing operations, we use the same definition for Adjusted EBITDA, and also exclude income (loss) from discontinued operations, net of tax.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of Total Company Net Revenue when presenting total company Adjusted EBITDA, or total net revenue when presenting Adjusted EBITDA from continuing operations.
Adjusted Diluted EPS: We define Adjusted Diluted EPS as diluted earnings per share, adjusted for the per share impact of stock-based compensation expense, loss on extinguishment of debt, asset impairment, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expenses, amortization of acquisition intangibles, amortization of debt discounts and deferred financing costs of our term loan borrowings, amortization of the conversion feature and deferred financing costs related to our 2025 Notes when not required under U.S. GAAP to be added back for diluted earnings per share, derivative fair value adjustments, ERP implementation expenses, certain other expenses, and tax expense (benefit) from stock-based compensation, less the tax effect of these adjustments. When presenting Adjusted Diluted EPS from continuing operations, we use the same definition for Adjusted Diluted EPS, and also exclude diluted earnings per share from discontinued operations.
We define Adjusted Diluted EPS from discontinued operations as diluted earnings per share from discontinued operations adjusted for the per share impact of stock-based compensation expense, asset impairment, amortization of acquisition intangibles, certain other expenses, and tax expense (benefit) from stock-based compensation, less the tax effect of these adjustments.
Adjusted SG&A: We define Adjusted SG&A as SG&A plus SG&A from discontinued operations adjusted to exclude stock-based compensation expense, litigation settlement, secondary offering expenses, management realignment expenses, long-term incentive plan expense, ERP implementation expenses, and certain other expenses. When presenting Adjusted SG&A from continuing operations, we use the same definition for Adjusted SG&A, as applicable for continuing operations, and also exclude SG&A from discontinued operations.
Adjusted SG&A Percent of Net Revenue: We define Adjusted SG&A Percent of Net Revenue as Adjusted SG&A as a percentage of Total Company Net Revenue when presenting total company Adjusted SG&A Percent of Net Revenue, or total net revenue when presenting Adjusted SG&A Percent of Net Revenue from continuing operations.
Total Company Net Revenue: We define Total Company Net Revenue as total net revenue plus total net revenue from discontinued operations.
Adjusted Comparable Store Sales Growth: We measure Adjusted Comparable Store Sales Growth as the increase or decrease in sales recorded by the comparable store base in any reporting period, compared to sales recorded by the comparable store base in the prior reporting period, which we calculate as follows: (i) sales are recorded on a cash basis (i.e. when the order is placed and paid for or submitted to a managed care payor, compared to when the order is delivered), utilizing cash basis point of sale information from stores; (ii) stores are added to the calculation during the 13th full fiscal month following the store’s opening; (iii) closed stores are removed from the calculation for time periods that are not comparable; (iv) sales from partial months of operation are excluded when stores do not open or close on the first day of the month; and (v) when applicable, we adjust for the effect of the 53rd week. Quarterly, year-to-date and annual adjusted comparable store sales are aggregated using only sales from all whole months of operation included in both the current reporting period and the prior reporting period. When a partial month is excluded from the calculation, the corresponding month in the subsequent period is also excluded from the calculation. There may be variations in the way in which some of our competitors and other retailers calculate comparable store sales. As a result, our adjusted comparable store sales may not be comparable to similar data made available by other retailers.

EBITDA, Adjusted Operating Income, Adjusted Operating Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Diluted EPS, Adjusted SG&A, Adjusted SG&A Percent of Net Revenue, Total Company Net Revenue and Adjusted Comparable Store Sales Growth are not recognized terms under U.S. GAAP and should not be considered as an alternative to net income or the ratio of net income to net revenue as a measure of financial performance, SG&A, the ratio of SG&A to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, comparable store sales growth as a measure of operating performance, or any other performance measure derived in accordance with U.S. GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Please see “Reconciliation of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

In Thousands, Except Par Value	As of March 30, 2024	As of December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$150,050	$149,896
Accounts receivable, net	74,273	86,854
Inventories	118,564	119,908
Prepaid expenses and other current assets	36,025	40,012
Total current assets	378,912	396,670

Noncurrent assets:
Property and equipment, net	357,390	360,772
Goodwill	717,544	717,544
Trademarks and trade names	240,547	240,547
Other intangible assets, net	19,779	20,173
Right of use assets	410,709	406,275
Other assets	30,487	28,336
Noncurrent assets of discontinued operations	—	2,194
Total noncurrent assets	1,776,456	1,775,841
Total assets	$2,155,368	$2,172,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,797	$67,556
Other payables and accrued expenses	108,139	123,288
Unearned revenue	45,604	48,117
Deferred revenue	63,846	62,867
Current maturities of long-term debt and finance lease obligations	10,329	10,480
Current operating lease obligations	86,291	85,090
Current liabilities of discontinued operations	—	302
Total current liabilities	375,006	397,700

Noncurrent liabilities:
Long-term debt and finance lease obligations, less current portion and debt discount	448,617	450,771
Noncurrent operating lease obligations	380,090	376,814
Deferred revenue	22,005	21,459
Other liabilities	8,399	8,465
Deferred income taxes, net	79,932	87,884
Total non-current liabilities	939,043	945,393
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 85,194 and 84,831 shares issued as of March 30, 2024 and December 30, 2023, respectively; 78,558 and 78,311 shares outstanding as of March 30, 2024 and December 30, 2023, respectively	852	848
Additional paid-in capital	791,710	788,967
Accumulated other comprehensive loss	(229)	(419)
Retained earnings	266,301	254,616
Treasury stock, at cost; 6,636 and 6,520 shares as of March 30, 2024 and December 30, 2023, respectively	(217,315)	(214,594)
Total stockholders’ equity	841,319	829,418
Total liabilities and stockholders’ equity	$2,155,368	$2,172,511

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended
In Thousands, Except Earnings Per Share	March 30, 2024	April 1, 2023
Revenue:
Net product sales	$447,812	$436,114
Net sales of services and plans	94,711	84,683
Total net revenue	542,523	520,797
Costs applicable to revenue (exclusive of depreciation and amortization):
Products	166,324	160,334
Services and plans	82,342	75,075
Total costs applicable to revenue	248,666	235,409
Operating expenses:
Selling, general and administrative expenses	245,366	233,331
Depreciation and amortization	23,637	22,734
Asset impairment	456	354
Other expense (income), net	(12)	(117)
Total operating expenses	269,447	256,302
Income from operations	24,410	29,086
Interest expense, net	4,256	4,867
Earnings from continuing operations before income taxes	20,154	24,219
Income tax provision	7,915	8,246
Income from continuing operations, net of tax	12,239	15,973
Income (loss) from discontinued operations, net of tax	(554)	2,297
Net income	$11,685	$18,270

Basic earnings per share:
Continuing operations	$0.16	$0.20
Discontinued operations	$(0.01)	$0.03
Total	$0.15	$0.23
Diluted earnings per share:
Continuing operations	$0.16	$0.20
Discontinued operations	$(0.01)	$0.02
Total	$0.15	$0.22

Weighted average shares outstanding:
Basic	78,384	78,721
Diluted	78,826	92,136

Comprehensive income:
Net income	$11,685	$18,270
Unrealized gain on hedge instruments	254	253
Tax provision of unrealized gain on hedge instruments	64	65
Comprehensive income	$11,875	$18,458
Note: Diluted EPS related to the 2025 Notes is calculated using the if-converted method. The 2025 Notes were anti-dilutive for the three months ended March 30, 2024 and excluded from the computation of the weighted average shares for diluted EPS. The 2025 Notes were dilutive for the three months ended April 1, 2023. The Company added back $2.4 million in interest expense (after tax) related to the 2025 Notes and assumed conversion of the 2025 Notes at the beginning of the period.

National Vision Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
In Thousands	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Net income	$11,685	$18,270
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,181	24,813
Amortization of debt discount and deferred financing costs	629	792
Amortization of cloud computing implementation costs	1,132	588
Asset impairment	456	387
Deferred income tax expense (benefit)	(7,952)	(6,377)
Stock-based compensation expense	2,465	4,315
Losses (gains) on change in fair value of derivatives	(190)	776
Inventory adjustments	1,350	944
Other	(303)	799
Changes in operating assets and liabilities:
Accounts receivable	12,287	(416)
Inventories	(6)	(1,310)
Operating lease right of use assets and lease liabilities	(705)	1,103
Other assets	1,401	2,997
Accounts payable	(6,759)	9,348
Deferred and unearned revenue	(988)	5,498
Other liabilities	(14,696)	11,537
Net cash provided by operating activities	23,987	74,064
Cash flows from investing activities:
Purchase of property and equipment	(20,014)	(27,721)
Other	1,805	106
Net cash used for investing activities	(18,209)	(27,615)
Cash flows from financing activities:
Repayments on long-term debt	(1,875)	—
Proceeds from issuance of common stock	320	493
Purchase of treasury stock	(2,721)	(27,609)
Payments on finance lease obligations	(897)	(1,546)
Net cash used for financing activities	(5,173)	(28,662)
Net change in cash, cash equivalents and restricted cash	605	17,787
Cash, cash equivalents and restricted cash, beginning of year	151,027	230,624
Cash, cash equivalents and restricted cash, end of period	$151,632	$248,411

Supplemental cash flow disclosure information:
Cash paid for interest	$245	$459
Cash paid for taxes	$113	$106
Capital expenditures accrued at the end of the period	$5,662	$7,634

National Vision Holdings, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Financial Measures (Unaudited)

Reconciliation of Adjusted Operating Income from Continuing Operations to Net Income
	Three Months Ended
In thousands	March 30, 2024	April 1, 2023
Total net revenue	$542,523	$520,797
Net income	11,685	18,270
Income (loss) from discontinued operations, net of tax	(554)	2,297
Income from continuing operations, net of tax	12,239	15,973
Interest expense, net	4,256	4,867
Income tax provision	7,915	8,246
Stock-based compensation expense (a)	2,435	4,087
Asset impairment (b)	456	354
Litigation settlement (c)	4,450	—
Amortization of acquisition intangibles (d)	381	381
ERP implementation expenses (g)	516	—
Other (h)	3,117	(17)
Adjusted Operating Income from continuing operations	$35,765	$33,891

Net income margin	2.2%	3.5%
Adjusted Operating Margin from continuing operations	6.6%	6.5%

Note: Percentages reflect line item as a percentage of total net revenue, adjusted for rounding.

Reconciliation of Adjusted Operating Income from Discontinued Operations to Income (Loss) from Discontinued Operations, Net of Tax
	Three Months Ended
In thousands	March 30, 2024	April 1, 2023
Total net revenue from discontinued operations	$18,384	$41,572
Income (loss) from discontinued operations, net of tax	(554)	2,297
Income tax provision (benefit)	(2,255)	1,929
Stock-based compensation expense (a)	30	228
Asset impairment (b)	—	33
Amortization of acquisition intangibles (d)	99	1,491
Other (l)	1,893	4
Adjusted Operating Income from discontinued operations	$(787)	$5,982

Income (loss) from discontinued operations, net of tax margin	(3.0)%	5.5%
Adjusted Operating Margin from discontinued operations	(4.3)%	14.4%

Note: Percentages reflect line item as a percentage of total net revenue from discontinued operations, adjusted for rounding.

Reconciliation of Adjusted Operating Income to Net Income
	Three Months Ended
In thousands	March 30, 2024	April 1, 2023
Net income	$11,685	$18,270
Interest expense, net	4,256	4,867
Income tax provision	5,660	10,175
Stock-based compensation expense (a)	2,465	4,315
Asset impairment (b)	456	387
Litigation settlement (c)	4,450	—
Amortization of acquisition intangibles (d)	480	1,872
ERP Implementation expenses (g)	516	—
Other (k)	5,010	(13)
Adjusted Operating Income	$34,978	$39,873

Net income margin	2.2%	3.5%
Adjusted Operating Margin	6.2%	7.1%

Note: Percentages reflect line item as a percentage of total net revenue for net income margin and Total Company Net Revenue for Adjusted Operating Margin, adjusted for rounding.

Reconciliation of EBITDA from Continuing Operations and Adjusted EBITDA from Continuing Operations to Net Income
	Three Months Ended
In thousands	March 30, 2024	April 1, 2023
Total net revenue	$542,523	$520,797
Net income	11,685	18,270
Income (loss) from discontinued operations, net of tax	(554)	2,297
Income from continuing operations, net of tax	12,239	15,973
Interest expense, net	4,256	4,867
Income tax provision	7,915	8,246
Depreciation and amortization	23,637	22,734
EBITDA from continuing operations	48,047	51,820

Stock-based compensation expense (a)	2,435	4,087
Asset impairment (b)	456	354
Litigation settlement (c)	4,450	—
ERP implementation expenses (g)	516	—
Other (h)	3,117	(17)
Adjusted EBITDA from continuing operations	$59,021	$56,244

Net income margin	2.2%	3.5%
Adjusted EBITDA Margin from continuing operations	10.9%	10.8%

Note: Percentages reflect line item as a percentage of total net revenue, adjusted for rounding.

Reconciliation of Adjusted Diluted EPS from Continuing Operations to Diluted EPS
	Three Months Ended
Shares in thousands, except per share amounts	March 30, 2024	April 1, 2023
Diluted EPS	$0.15	$0.22
Diluted EPS from discontinued operations	(0.01)	0.02
Diluted EPS from continuing operations	0.16	0.20
Stock-based compensation expense (a)	0.03	0.04
Asset impairment (b)	0.01	0.00
Litigation settlement (c)	0.06	—
Amortization of acquisition intangibles (d)	0.00	0.00
Amortization of debt discount and deferred financing costs (e)	0.01	0.00
Derivatives fair value adjustments (f)	0.03	0.03
ERP implementation expenses (g)	0.01	—
Other (h)	0.04	(0.00)
Tax expense from stock-based compensation (i)	0.01	0.01
Tax effect of total adjustments (j)	(0.05)	(0.02)
Adjusted Diluted EPS from continuing operations	0.30	0.27
Adjusted Diluted EPS from discontinued operations	0.01	0.04
Adjusted Diluted EPS	$0.32	$0.31

Weighted average diluted shares outstanding	78,826	92,136

Note: Some of the totals in the table above do not foot due to rounding differences.

Reconciliation of Adjusted Diluted EPS from Discontinued Operations to Diluted EPS from Discontinued Operations
	Three Months Ended
Shares in thousands, except per share amounts	March 30, 2024	April 1, 2023
Diluted EPS from discontinued operations	$(0.01)	$0.02
Stock-based compensation expense (a)	0.00	0.00
Asset impairment (b)	—	0.00
Amortization of acquisition intangibles (d)	0.00	0.02
Other (l)	0.02	0.00
Tax expense from stock-based compensation (i)	0.00	0.00
Tax effect of total adjustments (j)	(0.01)	(0.00)
Adjusted Diluted EPS from discontinued operations	$0.01	$0.04

Weighted average diluted shares outstanding	78,826	92,136

Note: Some of the totals in the table above do not foot due to rounding differences.

Reconciliation of Adjusted Diluted EPS to Diluted EPS
	Three Months Ended
Shares in thousands, except per share amounts	March 30, 2024	April 1, 2023
Diluted EPS	$0.15	$0.22
Stock-based compensation expense (a)	0.03	0.05
Asset impairment (b)	0.01	0.00
Litigation settlement (c)	0.06	—
Amortization of acquisition intangibles (d)	0.01	0.02
Amortization of debt discount and deferred financing costs (e)	0.01	0.00
Derivative fair value adjustments (f)	0.03	0.03
ERP implementation expenses (g)	0.01	—
Other (k)	0.06	(0.00)
Tax expense from stock-based compensation (i)	0.01	0.01
Tax effect of total adjustments (j)	(0.05)	(0.03)
Adjusted Diluted EPS	$0.32	$0.31

Weighted average diluted shares outstanding	78,826	92,136
Note: Some of the totals in the table above do not foot due to rounding differences.

Reconciliation of Adjusted SG&A from Continuing Operations to SG&A from Continuing Operations
	Three Months Ended
In thousands	March 30, 2024	April 1, 2023
Total net revenue	$542,523	$520,797
SG&A	245,366	233,331
Stock-based compensation expense (a)	2,435	4,087
Litigation settlement (c)	4,450	—
ERP implementation expenses (g)	516	—
Other (h)	3,117	(17)
Adjusted SG&A from continuing operations	$234,848	$229,261

SG&A from continuing operations Percent of Net Revenue	45.2%	44.8%
Adjusted SG&A from continuing operations Percent of Net Revenue	43.3%	44.0%
Note: Percentages reflect line item as a percentage of total net revenue.

Reconciliation of Total Company Net Revenue to Total net revenue
	Three Months Ended
In thousands	March 30, 2024	April 1, 2023
Total net revenue	$542,523	$520,797
Total net revenue from discontinued operations	18,384	41,572
Total Company Net Revenue	$560,907	$562,369

(a)Non-cash charges related to stock-based compensation programs, which vary from period to period depending on the timing of awards and performance vesting conditions.
(b)Reflects write-off related to impairment of long-lived assets, primarily impairment of property, equipment and lease-related assets on closed or underperforming stores.
(c)Expenses associated with settlement of certain litigation.
(d)Amortization of the increase in carrying values of finite-lived intangible assets resulting from the application of purchase accounting following the acquisition of the Company by affiliates of KKR & Co. Inc.
(e)Amortization of deferred financing costs and other non-cash charges related to our long-term debt. We adjust for amortization of deferred financing costs related to the 2025 Notes only when adjustment for these costs is not required in the calculation of diluted earnings per share under U.S. GAAP.

(f)The adjustments for the derivative fair value (gains) and losses have the effect of adjusting the (gain) or loss for changes in the fair value of derivative instruments and amortization of AOCL for derivatives not designated as accounting hedges. This results in reflecting derivative (gains) and losses within Adjusted Diluted EPS during the period the derivative is settled.
(g)Costs related to the Company’s ERP implementation.
(h)Other adjustments include amounts that management believes are not representative of our operating performance (amounts in brackets represent reductions in Adjusted Operating Income, Adjusted Diluted EPS and Adjusted EBITDA), which are primarily related to costs associated with the digitization of paper-based records of $1.8 million, costs primarily related to the wind down of AC Lens of $0.9 million for the three months ended March 30, 2024, excess payroll taxes on vesting of restricted stock units and exercises of stock options, executive severance and relocation and other expenses and adjustments.
(i)Tax expense (benefit) associated with accounting guidance requiring excess tax expense (benefit) related to vesting of restricted stock units and exercises of stock options to be recorded in earnings as discrete items in the reporting period in which they occur.
(j)Represents the income tax effect of the total adjustments at our combined statutory federal and state income tax rates.
(k)Reflects other expenses in (h) above, as well as $1.9 million for the three months ended March 30, 2024 that are related to the termination of the Walmart MSA and are presented in discontinued operations.
(l)Reflects costs primarily related to the termination of the Walmart MSA of $1.8 million and other immaterial adjustments for costs applicable to revenue for the three months ended March 30, 2024.

Reconciliation of Adjusted Comparable Store Sales Growth from Continuing Operations to Total Comparable Store Sales Growth from Continuing Operations
	Comparable store sales growth from continuing operations (a)
	Three Months Ended March 30, 2024	Three Months Ended April 1, 2023
Owned & Host segment
America’s Best	1.2%	1.7%
Eyeglass World	(5.0)%	(1.3)%
Military	(1.4)%	3.2%
Fred Meyer	(5.9)%	(9.5)%

Total comparable store sales growth from continuing operations	1.4%	3.4%
Adjustments for effects of: (b)
Unearned & deferred revenue	(1.0)%	(2.1)%
Adjusted Comparable Store Sales Growth from continuing operations	0.4%	1.3%
(a) Total comparable store sales is calculated based on consolidated net revenue from continuing operations excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 12. “Segment Reporting” in our unaudited condensed consolidated financial statements included in Part I. Item 1. in our Quarterly Report on Form 10-Q for the period ended March 30, 2024.
(b) Adjusted Comparable Store Sales Growth from continuing operations includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in the changes from total comparable store sales growth from continuing operations based on consolidated net revenue from continuing operations.

Reconciliation of Adjusted Comparable Store Sales Growth to Total Comparable Store Sales Growth
	Comparable store sales growth (a)
	Three Months Ended March 30, 2024	Three Months Ended April 1, 2023	2024 Outlook (b)
Owned & Host segment
America’s Best	1.2%	1.7%
Eyeglass World	(5.0)%	(1.3)%
Military	(1.4)%	3.2%
Fred Meyer	(5.9)%	(9.5)%
Walmart stores	(13.5)%	(3.2)%

Total comparable store sales growth	2.1%	3.0%	2.5% - 4.5%
Adjustments for effects of: (b)
Unearned & deferred revenue	(1.1)%	(2.0)%
Retail sales to Walmart’s customers	(1.1)%	(0.2)%
Adjusted Comparable Store Sales Growth	(0.1)%	0.8%	2.0% - 4.0%
(a) Total comparable store sales is calculated based on consolidated Total Company Net Revenue excluding the impact of (i) Corporate/Other segment net revenue, (ii) sales from stores opened less than 13 months, (iii) stores closed in the periods presented, (iv) sales from partial months of operation when stores do not open or close on the first day of the month and (v) if applicable, the impact of a 53rd week in a fiscal year. Brand-level comparable store sales growth is calculated based on cash basis revenues consistent with what the CODM reviews, and consistent with reportable segment revenues presented in Note 12. “Segment Reporting” in our unaudited condensed consolidated financial statements included in Part I. Item 1. in our Quarterly Report on Form 10-Q for the period ended March 30, 2024, with the exception of Walmart stores, which is adjusted as noted in (b) (ii) below.
(b) There are two differences between total comparable store sales growth based on consolidated Total Company Net Revenue and Adjusted Comparable Store Sales Growth: (i) Adjusted Comparable Store Sales Growth includes the effect of deferred and unearned revenue as if such revenues were earned at the point of sale, resulting in changes from total comparable store sales growth based on consolidated Total Company Net Revenue; and (ii) Adjusted Comparable Store Sales Growth includes retail sales to Walmart’s customers (rather than the revenues recognized consistent with the management & services agreement with Walmart), resulting in changes from total comparable store sales growth based on consolidated Total Company Net Revenue as shown in the table above; (iii) with respect to the Company’s 2024 Outlook, Adjusted Comparable Store Sales Growth includes an estimated 0.5% decrease for the effect of deferred and unearned revenue as if such revenues were earned at the point of sale.

Investor contact:
investor.relations@nationalvision.com
National Vision Holdings, Inc.
Tamara Gonzalez

ICR, Inc.
Caitlin Churchill

Media contact:
media@nationalvision.com

National Vision Holdings, Inc.
Racheal Peters